UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 24, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On June 24, 2009, FairPoint Communications, Inc. (the “Company” or “FairPoint”) launched an offer to exchange (the “Exchange Offer”) all of its 13 1/8%Senior Notes due 2018 (the “Notes”) that are validly tendered by holders of such Notes who certify that they are Eligible Investors (as defined below) and are accepted by the Company for new 13 1/8% Senior Notes due 2018 (the “New Notes”) in a principal amount equal to the principal amount of the exchanged Notes, plus accrued and unpaid interest on such exchanged Notes up to, but not including, the date on which the New Notes are issued (the “Settlement Date”).  Subject to the restrictions contained in the credit agreement, dated as of March 31, 2008, by and among the Company, Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”), and certain lenders and agents party thereto, as amended (the “Credit Facility”), such accrued and unpaid interest will be paid, at the Company’s option, in the form of additional New Notes or a combination of additional New Notes and cash, in each case on a pro rata basis.  Accrued and unpaid interest that is paid in the form of additional New Notes will be paid to holders of exchanged Notes on the Settlement Date (provided that such payment in additional New Notes shall be rounded up to the next whole $1.00) and accrued and unpaid interest that is paid in the form of cash will be paid to holders of exchanged Notes on the earlier of October 31, 2009 or the date on which the interest payment due on October 1, 2009 with respect to the Notes is made to holders of the Notes.

The Exchange Offer is being made with respect to all $531,085,000 outstanding principal amount of the Notes, which amount represents the aggregate principal amount of the Notes outstanding after giving effect to the repurchase by the Company of $7,950,000 million aggregate principal amount of the Notes for an aggregate purchase price of $2,175,000 in cash during the three months ended March 31, 2009 and $11,965,000 million aggregate principal amount of the Notes for an aggregate purchase price of $4,123,000 million in cash during the three months ended June 30, 2009.

The New Notes will be identical to the Notes in all material respects, except that (i) the Company will be permitted to pay the interest payable on the New Notes on October 1, 2009 in the form of cash, by capitalizing such interest and adding it to the principal amount of the New Notes or a combination of both cash and such capitalization of interest, at the Company’s option, and (ii) the New Notes will mature on April 2, 2018, the day after the maturity date of the Notes.

In addition to other customary conditions, the Company has made it a condition to consummation of the Exchange Offer that a minimum of 95% of the aggregate principal amount of the outstanding Notes be validly tendered and not validly withdrawn prior to the Expiration Date.

Concurrently with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) from holders of the Notes for certain amendments to the Indenture under which the Notes were issued, dated as of March 31, 2008, by and between Spinco and U.S. Bank National Association, as trustee, as amended by the First Supplemental Indenture, dated as of March 31, 2008 (the “Indenture”), to eliminate or amend substantially all of the restrictive covenants and modify a number of the events of default and certain other provisions presently contained in the Indenture (collectively, the “Proposed Amendments”).  The Proposed Amendments will not become operative unless and until the Exchange Offer is consummated.

The Company is also offering to pay a consent payment, which payment will be equal to $2.50 in cash per $1,000 aggregate principal amount of Notes exchanged in the Exchange Offer, to all holders who validly deliver and do not validly revoke a consent in the Consent Solicitation prior to 5:00 p.m., New York City time, on July 8, 2009, unless extended, after which Notes tendered in the Exchange Offer and consents delivered in the Consent Solicitation may not be withdrawn.

The Exchange Offer and Consent Solicitation is subject to the terms and conditions set forth in the Exchange Offer Memorandum and Consent Solicitation Statement, dated as of June 24, 2009 (the “Offering Memorandum”), and the related letter of transmittal, which are being made available to Eligible Investors.  The Exchange Offer is being made, and the New Notes are being offered, only to holders of Notes who certify to the Company that they are either “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), or “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) (together, “Eligible Investors”).  The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on July 22, 2009, unless such deadline is extended by the Company (the “Expiration Date”).

Set forth below is certain updated information disclosed in the Offering Memorandum regarding (i) the Company’s system functionality issues resulting from its cutover (the “Cutover”) from the Verizon systems to new FairPoint systems for the local exchange business the Company acquired from Verizon and all of its subsidiaries (the “Northern New England operations”) pursuant to the March 31, 2008 merger (the “Merger”) (as previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2009, as amended by the Form 10-Q/A filed with the SEC on May 8, 2009) and (ii) the Company’s liquidity:

The Company has worked diligently to remedy the systems functionality issues and update and provide for additional training for its workforce, and it has made measurable progress, although several issues are continuing to be addressed. Average handle time for the Company’s customer sales and service representatives, although still above the levels prior to the Cutover, has been reduced significantly; provisioning of new orders has increased steadily and the backlog of orders has been reduced significantly; all bill cycles have been caught up and are now being processed on a normal schedule; and call volumes into the consumer service centers have been substantially reduced and are now back to the levels prior to the Cutover. As of early June 2009, the primary focus continues to be eliminating the remaining order backlog and improving order flow-through.  In addition, collection efforts have continued to be hampered by a lack of systems functionality, and, as a result, accounts receivable are increasing, which is adversely impacting the Company’s liquidity. Based on the progress made to date and the Company’s current plans, the Company continues to expect that it will approach a more normal level of customer facing operations by the end of the second quarter of 2009.

The Company has a highly leveraged capital structure and has essentially fully drawn all borrowings available under the Credit Facility.  In the future, the Company expects that its primary sources of liquidity will be cash flow from operations and cash on hand. Because of Cutover issues that have prevented the Company from executing fully on its operating plan for 2009, the Company’s revenue has continued to decline.  In addition, cash collections have remained below pre-Cutover levels, causing further stress on the Company’s liquidity position.  Should these factors persist, the Company may be unable or unwilling to make the October 1, 2009 interest payment on the Notes.  If the Company is unable or unwilling to make the October 1, 2009 interest payment on the Notes, such failure would constitute an event of default under the Indenture as well as under the Credit Facility, in each case following the expiration of the 30-day cure period contained in the Indenture with respect to such payment.  In such case the holders of the Notes and the lenders under the Credit Facility would be permitted to accelerate the obligations under the Notes and the Credit Facility, resulting in most or all of the Company’s long-term debt becoming due and payable.  In that event, the Company would be unable to fund these obligations.

In connection with exploring restructuring alternatives, the Company has retained Rothschild Inc. (“Rothschild”) as its financial advisor.  The Company believes the consummation of the Exchange Offer and Consent Solicitation is critical to its continued viability, while it works with Rothschild to evaluate its current capital structure and to explore options with respect to a broader and more permanent restructuring of its current capital structure.

Set forth below is certain information disclosed in the Offering Memorandum with respect to the background of the Exchange Offer and Consent Solicitation:

The Exchange Offer is primarily designed to reduce the Company’s cash interest expense for the quarters ending June 30, 2009 and September 30, 2009 and to help the Company maintain compliance with the interest coverage ratio maintenance covenant in the Credit Facility for the measurement period ending June 30, 2009.  The Company believes that the Credit Facility is a valuable asset because it may not be able to refinance the Credit Facility or obtain new financing on reasonable terms, if at all, in the current lending environment.  Primarily as a result of continuing adverse general economic conditions and issues resulting from the Cutover, which have, among other things, resulted in the Company’s inability to execute fully on its operating plan for 2009 and its incurrence of additional incremental costs to operate its Northern New England operations, the Company currently expects that it is likely to fail to comply with the interest coverage ratio maintenance covenant in the Credit Facility when measured for the period ending June 30, 2009.  If the Company is unable to comply with the interest coverage ratio maintenance covenant in the Credit Facility, such failure would constitute an event of default under the Credit Facility, which would permit the lenders under the Credit Facility to (i) accelerate the maturity of the loans outstanding thereunder, seek foreclosure upon any collateral securing such loans and terminate any remaining commitments to lend to the Company and/or (ii) renegotiate the terms of the Credit Facility.  Either of these alternatives would likely reduce the Company’s free cash flow and, as a result, would be unfavorable to the Company’s financial condition, which could, in turn, negatively impact the Company’s ability to meet its cash interest payment obligations to holders of the Notes.

The Credit Facility currently contains the following provisions which the Company does not believe it can likely replicate in the current lending market:

•                  interest rates of LIBOR plus 2.5% to 2.75%;

•                  LIBOR floor of 3% rolls off in March 2011;

•                  extended maturity dates of (i) March  2014 on the term loan A facility, the revolver and the tranche of loans that was created by the conversion of Lehman Commercial Paper Inc.’s outstanding revolving loans under the Credit Facility and (ii) March 2015 for the term loan B facility and the delayed draw term loan facility; and

•                  an excess cash flow sweep, which is suspended if the Company’s total leverage ratio equals or falls below 3.5 to 1.

Accordingly, the Company believes that maintaining the Credit Facility with its current terms has significant value to the Company.

The Company has had preliminary discussions with the administrative agent under the Credit Facility regarding a waiver of the potential breach of the interest coverage ratio maintenance covenant for the measurement period ending June 30, 2009.  The administrative agent has indicated that such a waiver would require a significant cash fee, likely result in additional restrictive provisions being placed on the Company and likely require the Company to renegotiate certain provisions in the Credit Facility following expiration of such waiver.  Even if the Exchange Offer is consummated, the Company currently expects that the Exchange Offer may not provide a sufficient reduction in the Company’s interest expense to prevent a breach of the interest coverage ratio maintenance covenant for the measurement period ending September 30, 2009.  In addition, the Company currently expects that it may be in breach of the leverage ratio maintenance covenant in the Credit Facility as early as the measurement period ending September 30, 2009.  Upon any such breach, the Company would need to obtain additional waivers under the Credit Facility, which would likely result in additional fees and the renegotiation of, and more restrictive provisions being included in, the Credit Facility.  Accordingly, the Company expects that the Exchange Offer and Consent Solicitation will be a first step toward a more comprehensive and permanent restructuring of the Company’s current capital structure.

The Credit Facility currently limits the Company’s ability to incur additional indebtedness.  The Company believes it has sufficient debt incurrence capacity under the Credit Facility to pay both (i) accrued and unpaid interest on exchanged Notes up to, but not including, the Settlement Date in the form of additional New Notes and (ii) interest due on the New Notes on October 1, 2009 by capitalizing such interest and adding it to the principal amount of the New Notes.

As required by the tax sharing agreement, dated as of January 15, 2007, by and between the Company and Verizon, the Company has delivered an opinion of counsel to Verizon to the effect that the consummation of the Exchange Offer and Consent Solicitation will not affect the tax-free status of the distribution of the stock of Spinco to Verizon’s shareholders or the Merger, and has obtained Verizon’s confirmation that the opinion is reasonably satisfactory to Verizon.

Set forth below is certain information disclosed in the Offering Memorandum with respect to risks related to the Exchange Offer and Consent Solicitation:

If the Company is unable to consummate the Exchange Offer and Consent Solicitation it may need to seek alternative restructuring plans that may include a waiver under the Credit Facility, which would likely be on terms less favorable to the Company, or a bankruptcy proceeding, which, in each case, could negatively impact or completely eliminate the Company’s ability to meet its cash interest payment obligations to holders of Notes.

The Exchange Offer may not be carried out if a minimum of 95% of the aggregate principal amount of the outstanding Notes is not validly tendered prior to the Expiration Date and other conditions described in the Offering Memorandum are not satisfied.  If the

Company is unable to consummate the Exchange Offer and Consent Solicitation, it may need to seek alternative restructuring plans.  Regardless of whether the Exchange Offer and Consent Solicitation is consummated, the Company eventually may have to seek a waiver under the Credit Facility.  The Company would likely be required to pay a significant fee to the lenders under the Credit Facility to obtain such a waiver and the waiver process would likely result in the renegotiation of, and more restrictive provisions being included in, the Credit Facility, which would further constrain cash available for operating activities and could negatively impact or completely eliminate the Company’s ability to meet its cash interest payment obligations to holders of Notes.  If such a waiver could not be obtained, an alternative restructuring plan may include a bankruptcy, and such a restructuring would likely significantly diminish the rights of holders of Notes.  If a protracted or non-orderly bankruptcy were to occur, such a proceeding would add substantial expense and uncertainty to the restructuring process and would have a negative impact on the Company’s enterprise value and the ability of holders of Notes to recover any value in such proceeding.

If the Exchange Offer and Consent Solicitation is consummated, the Proposed Amendments will apply to all of the Notes that remain outstanding and holders who do not tender Notes in the Exchange Offer and Consent Solicitation will be bound by the Proposed Amendments and have substantially less protection under the Indenture.

If the Exchange Offer and Consent Solicitation is consummated, the Proposed Amendments will apply to all of the Notes that remain outstanding and each holder who does not tender Notes in the Exchange Offer and Consent Solicitation will be bound by the Proposed Amendments.  The primary purpose of the Proposed Amendments is to eliminate or amend substantially all of the restrictive covenants and to modify a number of events of default and other provisions contained in the Indenture.  Such modifications to the Indenture will mean that the Indenture will provide substantially reduced covenant protection to holders of Notes than those currently set forth in the Indenture.  Specifically, the Proposed Amendments would, if adopted, eliminate the covenants in the Indenture that, among other things, restrict the ability of the Company to make restricted payments, incur dividend and other payment restrictions affecting subsidiaries, incur additional indebtedness, consummate asset sales, engage in a change of control and create liens.

Notes that remain outstanding after the Exchange Offer and Consent Solicitation may experience reduced liquidity and market price.

The trading market for any Notes that remain outstanding following consummation of the Exchange Offer and Consent Solicitation may become more limited or nonexistent due to the Proposed Amendments and the reduction in the amount of Notes outstanding upon consummation of the Exchange Offer and Consent Solicitation, which could adversely affect the liquidity and market price of such Notes.  One of the conditions to the Exchange Offer and Consent Solicitation is that a minimum of 95% of the aggregate principal amount of the outstanding Notes be validly tendered and not validly withdrawn prior to the Expiration Date.  If the Exchange Offer and Consent Solicitation is consummated, not more than 5% of the aggregate principal amount of the outstanding Notes prior to the Exchange Offer and Consent Solicitation will remain outstanding.  There can be no assurance that a market in any Notes that remain outstanding following consummation of the Exchange Offer and Consent Solicitation will exist, and there can be no assurance as to the prices at which any Notes that remain outstanding following consummation of the Exchange Offer and Consent Solicitation may be traded.

The Company cannot assure holders of Notes that existing rating agency ratings for the Notes will be maintained.

The Company cannot assure holders of Notes that as a result of the Exchange Offer or otherwise, one or more rating agencies, including Standard & Poor’s Rating Services (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), would not take action to downgrade or negatively comment upon their respective ratings on the Notes. On May 7, 2009, S&P lowered its corporate credit rating on the Company to “CCC+” from “B” and on May 6, 2009, Moody’s lowered its corporate family rating on the Company to “B3” from “B1”.  In addition, the Company believes that rating agencies may potentially react to the Exchange Offer by placing a default or selective default on the Company’s corporate or securities rating during the Exchange Offer or afterwards.  Any further downgrades or negative comments may adversely affect the market price of the Notes.

Cautionary Note Regarding Forward-Looking Statements

Some statements in this Current Report are known as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements may relate to, among other things:

•                  future performance generally;

•                  sources and uses of liquidity;

•                  restrictions imposed by the agreements governing the Company’s indebtedness;

•                  the Company’s ability to satisfy certain financial covenants included in the agreements governing its indebtedness;

•                  anticipated business development activities and future capital expenditures;

•                  financing sources and availability, and future interest expense;

•                  the Company’s ability to refinance its indebtedness on commercially reasonable terms, if at all;

•                  the effects of regulation, including restrictions and obligations imposed by federal and state regulators as a condition to the approval of the Merger;

•                  the Company’s dividend policy and expectations regarding dividend payments;

•                  the Company’s ability to remedy certain issues regarding the functionality of its systems;

•                  material adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial or operational impact, in the markets the Company serves;

•                  availability of net operating loss carryforwards to offset anticipated tax liabilities;

•                  the Company’s ability to meet obligations to its Company sponsored pension plans;

•                  material technological developments and changes in the communications industry, including disruption of the Company’s suppliers’ provisioning of critical products or services;

•                  use by customers of alternative technologies;

•                  availability and levels of regulatory support payments;

•                  the effects of competition on the markets the Company serves; and

•                  changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used in this Current Report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors discussed under “Risk Factors” in the reports the Company files with the SEC under the Exchange Act (which reports are incorporated by reference in this Current Report) and in other parts of this Current Report. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

Item 8.01               Other Events

On June 24, 2009, the Company issued a press release entitled “FairPoint Announces Private Debt Exchange Offer for its 13 1/8% Senior Notes due 2018” (the “Press Release”).  A copy of the Press Release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 24, 2009

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:		/s/ Alfred C. Giammarino
		Name:	Alfred C. Giammarino
		Title:	Executive Vice President and
Chief Financial Officer

Date: June 24, 2009